UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported):

June 23, 2017 (June 22, 2017)

Commission file number: 001-35653

SUNOCO LP

(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8020 Park Lane, Suite 200

Dallas, TX 75231

(Address of principal executive offices, including zip codes)

Registrant’s telephone number, including area code: (832) 234-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

Departure of Officers

On June 22, 2017, Robert W. Owens, President and Chief Executive Officer of Sunoco GP LLC (the “Company”), the general partner of Sunoco LP (the “Partnership”), advised the Board of Directors (the “Board”) of the Company of his intent to retire from the Company effective as of December 31, 2017. Additionally, on June 22, 2017, the Company announced that Cynthia A. Archer, Executive Vice President - Chief Marketing Officer of the Company, would also be retiring, effective as of December 31, 2017, in connection with the Partnership’s planned divesture of its company-operated retail fuel outlets in the continental United States.

In connection with Mr. Owens’ decision to retire as of December 31, 2017, as described more fully below, the Board determined to realign leadership responsibilities for the Company and appointed Mr. Joseph Kim as President and Chief Operating Officer effective as of June 22, 2017. Mr. Owens will continue to serve as Chief Executive Officer of the Company and as a member of the Board.

Owens Agreements

In connection with Mr. Owens’ retirement, Mr. Owens and the Partnership intend to enter into a Separation and Restrictive Covenant Agreement and Full Release of Claims (the “Owens Separation Agreement”) and a Consulting Agreement (the “Consulting Agreement”). The Owens Separation Agreement will become effective after execution and the expiration of a seven (7) day revocation period. The Owens Separation Agreement will provide for the following:

•	A two (2) year non-compete / non-solicit / non- hire covenant in favor of the Company and its affiliates (the “Restrictive Covenant”);

•	A severance payment to Mr. Owens of a lump sum total gross amount of $636,480.00, less all required government payroll deductions and withholdings, which is an amount equal to twelve (12) months of Mr. Owens’ base salary;

•	An additional lump sum payment to Mr. Owens of up to $795,600.00, less all required government payroll deductions and withholding, which is an amount equal to Mr. Owens’ target bonus award for 2017 under the Energy Transfer Partners, L.L.C. Annual Bonus Plan (the “Bonus Equivalent Payment”). The Bonus Equivalent Payment will be adjusted to reflect actual trending performance against stated performance goals and objectives as of December 31, 2017;

•	Within ten (10) days after the effective date of the Owens Separation Agreement, the acceleration and vesting of 91,540 restricted phantom units previously granted under the Sunoco LP 2012 Long-Term Incentive Plan (the “SUN LTIP”) and the acceleration and vesting of 6,000 restricted units previously granted under the Second Amended and Restated Energy Transfer Partners L.P. Long Term Incentive Plan (the “ETP LTIP”);

•	On January 1, 2019, the acceleration and vesting of an additional 45,770 restricted phantom units previously granted under the SUN LTIP and an additional 6,000 restricted units previously granted under the ETP LTIP;

•	On January 1, 2020, the acceleration and vesting of an additional 45,770 restricted phantom units previously granted under the SUN LTIP (collectively all of the accelerated units shall be referred to as, the “Restrictive Covenant Units”). The Restrictive Covenant Units represent consideration of Mr. Owens’ compliance with the Restrictive Covenant, and the acceleration and vesting of each tranche of the Restrictive Covenant Units is expressly conditioned on Mr. Owens’ compliance with all terms of the Separation Agreement; provided, however, that in the event of a change in control of the Company other than to an affiliate of Energy Transfer Equity, L.P. or if common units of the Partnership are no longer publicly traded, any unvested Restrictive Covenant Units shall accelerate and vest within ten (10) business days of the change in control or delisting event;

•	Payment of the full cost of Mr. Owens’ premium for continued health insurance coverage under the Company’s health insurance plan and the Consolidated Omnibus Budget Reconciliation Act (COBRA) for a period of twelve (12) months;

•	A standard release of claims in favor of the Company, its parent entities, specifically including Energy Transfer Equity, L.P., and their respective past and present subsidiaries, affiliates, partners, directors, officers, owners, shareholders, employees, benefit plans, benefit plan fiduciaries, predecessors, joint employers, successor employers and agents;

•	A mutual non-disparagement clause;

•	A confirmation and acknowledgement by Mr. Owens of his obligations with respect to proprietary and confidential information;

•	Reimbursement of reasonable relocation expenses from Dallas, Texas to a location of Mr. Owens’ choosing, prior to December 31, 2018; and

•	A (24) twenty-four month cooperation clause to become effective following the Consulting Term (as defined below).

The Consulting Agreement, which will become effective on January 1, 2018 and continues until December 31, 2019 (the “Consulting Term”), provides that Mr. Owens shall provide consulting and advisory duties to the Partnership as requested by the Chairman of the Board of the Company. Pursuant to the terms of the Consulting Agreement, in exchange for providing consulting and advisory services to the Partnership and complying with the terms of the Consulting Agreement, including certain non-competition and non-solicitation covenants incorporated by reference in the Owens Separation Agreement, Mr. Owens will receive a total of $700,000, paid as follows: (i) $500,000, paid monthly in arrears, for the 2018 fiscal year and; and (ii) $200,000, paid monthly in arrears, for the 2019 fiscal year (the “Consulting Fee”). As an independent contractor, Mr. Owens will not be entitled to participate in or receive any benefit or right as a Company employee under the employee benefit plans of the Company.

Pursuant to the terms of the Consulting Agreement, the Partnership may terminate the Consulting Agreement for cause, in which event Mr. Owens will not be entitled to receive any compensation or other benefits for any period after such termination. The Consulting Agreement may also be terminated by mutual agreement between the Partnership and Mr. Owens without cause. If the Partnership terminates the Consulting Agreement without cause, it will be required to pay Mr. Owens the Consulting Fee for the remainder of the Consulting Term.

Archer Agreement

In connection with Ms. Archer’s transition, Ms. Archer and the Partnership intend to enter into a Separation Agreement and Full Release of Claims (the “Archer Separation Agreement”). The Archer Separation Agreement will become effective after execution and the expiration of a seven (7) day revocation period. The Archer Separation Agreement provides for the following:

•	A severance payment to Ms. Archer of total gross amount of $367,200.00, less all required government payroll deductions and withholdings, which is an amount equal to fifty-two (52) weeks of Ms. Archer’s base salary. The severance payment shall be made over bi-weekly pay periods beginning with the pay period after the effective date of the agreement;

•	An additional Bonus Equivalent Payment to Ms. Archer in a lump sum of up to $293,760.00, less all required government payroll deductions and withholding, which is an amount equal to Ms. Archer’s’ target bonus award for 2017 under the Energy Transfer Partners, L.L.C. Annual Bonus Plan. The Bonus Equivalent Payment will be adjusted to reflect actual trending performance against stated performance goals and objectives as of December 31, 2017;

•	The acceleration and vesting of 31,064 restricted phantom units previously granted under the Sunoco LP 2012 Long-Term Incentive Plan (the “SUN LTIP”) and the acceleration and vesting of 2,100 restricted units previously granted under the Amended and Restated Energy Transfer Partners L.P. Long Term Incentive Plan (the “ETP LTIP”).

•	Payment of the full cost of Ms. Archer’s premium for continued health insurance coverage under the Company’s health insurance plan and the Consolidated Omnibus Budget Reconciliation Act (COBRA) for a period of six (6) months;

•	A standard release of claims in favor of the Company, its parent entities, specifically including Energy Transfer Equity, L.P., and their respective past and present subsidiaries, affiliates, partners, directors, officers, owners, shareholders, employees, benefit plans, benefit plan fiduciaries, predecessors, joint employers, successor employers and agents;

•	A mutual non-disparagement clause;

•	A confirmation and acknowledgement by Ms. Archer of her obligations with respect to proprietary and confidential information; and

•	A year (1) year non-compete/non-solicitation covenant in favor of the Company and its affiliates.

The foregoing summary of the Owens Separation Agreement, the Consulting Agreement and the Archer Separation Agreement in this Current Report do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of the agreements, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, and are incorporated herein by reference.

Appointment of Officer

On June 22, 2017, the Board appointed Joseph Kim as President and Chief Operating Officer of the Company. Mr. Kim, 46, previously served as Executive Vice President – Chief Development Officer of the Company since October 2015. Prior to joining Sunoco LP in October 2015, Mr. Kim held various executive positions, including Chief Operating Officer for Pizza Hut and Senior Vice President—Retail Strategy and Growth for Valero Energy. Prior to his 18 years with Pizza Hut and Valero, Mr. Kim worked for Arthur Anderson within both the Audit and Consulting business units. He is a graduate of Trinity University with a bachelor’s degree in Business Administration.

There are no arrangements or understandings with any other person pursuant to which Mr. Kim was appointed as President and Chief Operating Officer of the Company, there are no family relationships between Mr. Kim and any of the Company’s directors or executive officers, and Mr. Kim has no reportable transactions under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On June 22, 2017, the Partnership issued a press release in connection with the leadership transition described above, a copy of which is furnished as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Owens Separation Agreement.

10.2	Form of Owens Consulting Agreement.

10.3	Form of Archer Separation Agreement.

99.1	Press Release dated June 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	Sunoco GP LLC, its general partner

Date: June 23, 2017	By:	/s/ Arnold D. Dodderer
Arnold D. Dodderer
General Counsel and Assistant Secretary